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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2008

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2008, Advance Auto Parts, Inc. (“Company”) announced that its Board of Directors had appointed Michael A. Norona as the Company’s Executive Vice President, Chief Financial Officer and Secretary, to be effective during February 2008.

Mr. Norona and the Company have agreed upon the terms of Mr. Norona’s employment arrangement, which are effective upon the commencement of his employment on February 12, 2008, and have been approved by the Compensation Committee of the Company’s Board of Directors.  Under the terms of his employment arrangement, Mr. Norona is entitled to receive an annual salary of $415,000 and is eligible to participate in the Company’s annual incentive bonus plan with a bonus target of 60% of base salary for fiscal year 2008, and an opportunity to earn up to 120% of base salary (assuming all financial and other performance targets as specified in the bonus plan are exceeded), the metrics of which bonus plan will be determined consistent with the metrics applied to other senior officers.  In addition, the Company will pay Mr. Norona a one-time payment equal to the bonus for 2007 he would have earned under his former employer’s executive bonus plan and expected to be in the range of $150,000 to $180,000, to be paid on or about May 1, 2008.  Mr. Norona and his eligible dependents will be eligible to participate in all of the Company’s applicable benefit plans and programs pursuant to the terms of such programs.

Effective on or about February 19, 2008, Mr. Norona will receive equity grants under the Company’s 2004 Long-Term Incentive Plan (“2004 LTIP”) valued at $750,000 on date of grant consisting of (a) 25% of the value issued in the form of restricted stock that will cliff vest on the third anniversary of the effective date of the grant and (b) 75% of the value issued in the form of stock appreciation rights (“SARs”) that will vest equally in one-third increments on the first, second and third anniversaries of the grant date.  The exercise price of the stock appreciation rights to be awarded to Mr. Norona will be the closing price of the Company’s common stock on date of grant.  Future equity grants will depend on job performance and the business performance of the Company.

In addition, Mr. Norona received a special grant of 50,000 shares of restricted stock that will vest equally in one-third increments on the first, second and third anniversaries of the grant date and a special grant of 50,000 SARs. The exercise price of the SARs is $33.66, which was the closing price of the Company’s common stock on the date of grant.  One fourth of the SARs will be vested immediately with a one-year holding period before they may be exercised, and the remaining three fourths of the SARs will vest equally on the first, second and third anniversaries of the grant date.  The special grants are made pursuant to the 2004 LTIP.  The grant date for the special grants is February 15, 2008, which was the third day following the first day of Mr. Norona’s employment.

Mr. Norona will also be entitled to participate in the Company’s Executive Choice Program, which provides an annual allowance of $11,000, paid quarterly, to be used for certain specified types of expenses, such as financial planning, tax preparation, supplemental insurance, health club memberships, and automobile operation.

As a member of the Company’s Executive Committee, Mr. Norona will be offered, and he accepted the Company’s offer of employment subject to the execution of, an employment agreement, which is expected to provide that Mr. Norona will receive one year’s base pay if his employment is terminated by the Company without “Cause” (to be defined in the agreement) during the term of the agreement.  The remaining terms of the agreement are still under consideration by the Company’s Compensation Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to By-Laws

On February 13, 2008, the Company’s Board of Directors approved an amendment to the Company’s by-laws by revising the first sentence of Section 3.02 to read as follows:

“The number of directors constituting the Board of Directors shall be fixed from time to time by resolution of the Board of Directors, but shall be not less than eight (8) nor more than twelve (12).”

Previously Section 3.02 provided that the number of directors shall be not less than nine (9) nor more than fourteen (14).   The Company’s by-laws otherwise remain unchanged.

This description is qualified in its entirety by reference to the text of the amended by-laws attached as Exhibit 3.2.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number

	3.2	By-laws of Advance Auto Parts, Inc., amended as of February 13, 2008.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: February 19, 2008	/s/ Darren R. Jackson
(Signature)*
Darren R. Jackson
President and Chief Executive Officer

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.2	By-laws of Advance Auto Parts, Inc., amended as of February 13, 2008.